MEDIA AGREEMENT

Monday, June 9, 2003

Mr. William J. Reilly
President
Suncoast Naturals, Inc.
5422 Carrier Drive
Orlando, FL 32819
Ph: 561-995-4625
Fax: 561-995-4626

Re:  Newspaper and Radio Campaign Rollout for Suncoast Naturals, Inc.

NewsUSA is pleased to present this offer to distribute your nationally syndicated newspaper features to 10,250 daily and weekly newspapers, news and wire services. Our services will include: feature consultation and development, writing and editing, printing, delivery, clippings and readership reports including comparable advertising space value reports. You will have final approval on all copy.

Your features will be distributed on computer disks, by direct electronic feed, in camera-ready format, and will be placed on the Internet via NewsUSA's homepage. News USA will deliver clipping reports beginning ten (10) weeks after media pick up; these reports will continue to be sent on a monthly basis for one
(1) calendar year from delivery (date feature was distributed).

Although public relations placement is subject to individual editorial discretion, NewsUSA offers the following courtesy guarantee: each print feature must receive placements in at least one hundred (100) newspapers [twenty-five
(25) actual clips received]. If the placements do not equate this number of actual clips within a six (6) month period, NewsUSA will re-write and/or re-distribute that feature at no cost to you.

Companion Radio. NewsUSA will create radio broadcast news features and distribute them to 6,600 radio stations nationwide. Our services will include: feature consultation and development, writing and editing, delivery, tracking and coverage reports based on station verification. You will have final approval on all copy and agree to hold harmless and defend NewsUSA from its content and publication.

Our  rates are the following:

50 two-column print features, including Internet distribution via the NU homepage @ $5,000 each..........................................$250,000
50 radio features @ $5,000 each....................................... $250,000
Subtotal...............................................................$500,000

PROPOSAL/LETTER OF AGREEMENT                                           Page Two
Re:  Newspaper and Radio Campaign
Monday, June 9, 2003
Mr. William J. Reilly, Suncoast Naturals


Payment for contract will consist of $250,000 in cash and $250,000 in equity. The cash portion of the contract will be paid as follows: $5,000 will be due upon contract signing and $2,500 will be due with each feature. NewsUSA will also receive 100,000 shares and 200,000 $1 Registered Warrants based upon a schedule to be mutually agreed by the parties, except that 50,000 $1 Registered Warrants will be due upon contract signing and is non-refundable as consideration for NewsUSA to enter into this contract.

In addition, client agrees to use and/or pay for features at a pace of no less than 6 newspaper and/or 6 radio features every 3 months beginning with the first day of November, 2003. Client may, however, use and pay for more features sooner at their discretion. Client agrees to pay upon receipt of invoice for each feature at ($5,000 less credit for equity of half) $2,500 each. For any invoice where payment is received more than 15 calendar days from date of invoice, client will not benefit from the credit for equity and will pay the full $5,000 per feature.

Client will pay in accordance with the terms of this Agreement or News USA will put all remaining work on hold and be entitled to all money due under the full contract and all attorney and collections fees plus 1.5% interest per month interest paid in cash on the outstanding balance as indicated above. Once News USA has been paid in full for entire amount of the contract, News USA will resume with the fulfillment of its work as specified under the terms of the contract. This agreement shall be governed and judged by the laws of the State of Virginia.

Please indicate your acceptance of this Agreement by signing below, then please fax the original at your earliest convenience to:

Rick Smith
CEO
NewsUSA
250 East 54th Street
New York, NY 10022
Ph: 212-599-9200
Fax: 212-758-9625


Agreed and Accepted:

Client: William Reilly
        -------------
Date: July 15, 2003

Agreed:

NewsUSA Inc.: Rick Smith
             -----------
Date: July 18, 2003